Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Federated National Holding Company
Sunrise, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 1, 2013, relating to the consolidated financial statements appearing in Federated National Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ DeMeo Young McGrath
De Meo, Young, McGrath
Boca Raton, Florida

April 26, 2013